EXHIBIT 5(a)




                                             November 18, 1996



          The Washington Water Power Company
          1411 East Mission Avenue
          Spokane, WA  99202

          Ladies & Gentlemen:

               We are acting as counsel to The Washington Water Power Company (the "Company") in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of Washington Water Power Capital I, Washington Water Power Capital II and Washington Water Power Capital III (the "Trusts") to be offered in one or more underwritten public offerings; (ii) Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Company to be issued pursuant to the terms of an indenture from the Company to the Wilmington Trust Company, as trustee (the "Indenture"), either to be issued and sold by the Company to the Trusts or to be offered in one or more underwritten public offerings; and (iii) Guarantee Agreements of the Company with respect to the Preferred Securities (the "Guarantees") between the Company and the Wilmington Trust Company, as trustee. The Preferred Securities and the Debt Securities are to be issued in a combined aggregate liquidation amount or principal amount of up to $150,000,000, as contemplated by the registration statement on Form S-3 proposed to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, being hereinafter called the "Registration Statement".

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) a form of the Guarantees, in the form of the initial Guarantee with respect to the Preferred Securities of Washington Water Power Capital I, and
          (iv) a Certificate of Existence/Authorization issued by the Secretary of State of Washington. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied on certificates of public officials, certificates of officers or employees of the Company, representations contained in the documents, and other oral or written assurances by officers or employees of the Company.

               Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington; and we are also of the opinion that, when:

                    (a) the Company's Board of Directors shall have taken such action as may be necessary to authorize the issuance and sale by the Company of the Debt Securities and the Guarantees on the terms set forth or contemplated by the Registration Statement, as to be amended or supplemented, and exhibits thereto, and to authorize such other action as may be necessary in connection with the issuance and sale by the Company of the Debt Securities and the Guarantees from time to time; and

                    (b) the Washington Utilities and Transportation Commission, the California Public Utilities Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon shall have issued, pursuant to applications filed by the Company with said regulatory authorities, appropriate orders authorizing the issuance and sale by the Company of the Debt Securities and the Guarantees on such terms;

          the issuance and sale of the Debt Securities and the Guarantees by the Company, on such terms and otherwise as contemplated by and in conformity with the acts, proceedings and documents referred to above, will have been duly authorized by all necessary corporate action on the part of the Company, and no further approval, authorization, consent or other order of, or filing with, any governmental agency of the States of Washington, California, Idaho, Montana and Oregon will be legally required for the authorization of the issuance and sale by the Company of the Debt Securities or the Guarantees or in order for the Debt Securities or the Guarantees to constitute valid and binding obligations of the Company, all on such terms and otherwise as contemplated by and in conformity with the acts, proceedings and documents referred to above.

               The opinions expressed herein are limited to the laws of the States of Washington, California, Idaho, Montana and Oregon (excluding therefrom principles of conflicts of laws, state securities or blue sky laws and laws of political subdivisions of such States).

               This opinion is given as of the date hereof, without any obligation upon us to update this opinion or to advise the addressee hereof or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

               This opinion is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debt Securities, the Guarantees or the Preferred Securities or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.

               We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. Except as expressly permitted hereby, this opinion may not be used, delivered, circulated, filed, quoted or otherwise referred to.

                                             Very truly yours,


                                           /s/ PAINE, HAMBLEN, COFFIN, BROOKE
                                                  & MILLER LLP